SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of Securities
               Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement  [  ] Confidential, for Use of the
                                      Commission Only (as permitted
                                      by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                Cortland First Financial Corporation
          (Name of Registrant as Specified In Its Charter)


(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(i)(ii), or 14a-6(i)(1), or
    14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
    0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                   CORTLAND FIRST FINANCIAL CORPORATION
                             65 Main Street
                       Cortland, New York 13045

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                 February 28, 1997


To the Shareholders of Cortland First Financial Corporation:

     NOTICE IS HEREBY GIVEN that the ANNUAL MEETING OF SHAREHOLDERS of CORTLAND FIRST FINANCIAL CORPORATION, the parent company of First National Bank of Cortland, will be held at the office of the Company at 65 Main Street, in the City of Cortland, Cortland County, New York, on March 31, 1997, at 1:00 p.m., for the purpose of considering and voting upon the following matters:

     1. The election of three (3) Directors (Class II) to serve for a term of three (3) years or until their respective successors are duly elected and qualified.

     2. The transaction of such other business as may properly come before the meeting, or any adjournment thereof.

     Only those shareholders of record at the close of business on February 14, 1997 shall be entitled to notice of the meeting and to vote at the meeting.

                              By Order of the Board of Directors



                                        DONALD S. AMES
                                        Secretary



YOUR VOTE IS IMPORTANT. YOU ARE THEREFORE REQUESTED TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AT THAT TIME AND VOTE IN PERSON IF YOU WISH.

                  CORTLAND FIRST FINANCIAL CORPORATION
                              65 Main Street
                        Cortland, New York 13045

                             PROXY STATEMENT
           FOR ANNUAL MEETING OF SHAREHOLDERS, MARCH 31, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Cortland First Financial Corporation (the "Company"), the holding company for First National Bank of Cortland (the "Bank"), for use at the Annual Meeting of Shareholders to be held at the office of the Company at 65 Main Street, in the City of Cortland, Cortland County, New York, on March 31, 1997, at 1:00 p.m. This Proxy Statement and the accompanying Proxy are first being mailed to shareholders on or about February 28, 1997.

     If the enclosed Proxy is properly executed and returned, all shares represented thereby will be voted according to the instructions set forth thereon. If no such instructions are specified, the Proxy will be voted FOR the election of the nominees named below. As to any other business which may properly come before the meeting, the persons named on the Proxy are granted discretionary authority to vote according to their best judgment.

     Any proxy given by a shareholder may be revoked at any time before it is voted by: (i) the shareholder attending the meeting and voting the shares of stock in person; (ii) the execution and delivery of a later dated proxy; or (iii) the execution and delivery of a written notice of revocation to Donald S. Ames, Secretary, Cortland First Financial Corporation, No. 65 Main Street, Cortland, New York 13045. If not revoked, the Proxy will be voted in accordance with its terms.

     The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, some of the officers, directors and regular employees of the Company may solicit proxies in person and by telephone and telegraph, and may solicit brokers and other persons holding shares beneficially owned by others to procure from the beneficial owners consents to the execution of proxies. The Company will reimburse such brokers and other persons for their expenses incurred in sending proxy forms and other material to their principals.


          VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     At the close of business on February 14, 1997, the record date for the determination of shareholders entitled to vote at the meeting, there were outstanding and entitled to vote 2,016,000 shares of the Company's common stock. Each share of common stock entitles the holder to one (1) vote with respect to each item to come before the meeting. There will be no cumulative voting of shares for any matters voted upon at the meeting. No individual or group of individuals owns of record or is known to the Company to own beneficially more than 5% of the common stock of the Company.


                     ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three (3) classes as nearly equal in number as possible. The members of each class are elected for a term of three (3) years and until their successors are elected and qualified. One class of Directors is elected annually. At the meeting, a total of three (3) Directors (Class II) are to be elected to serve for a term to expire at the annual meeting of the Company's shareholders in the year 2000. The nominees receiving a plurality of the votes represented in person or by proxy at the meeting will be elected. The shares represented by the enclosed Proxy will be voted FOR the election of the three (3) nominees named below (unless otherwise specified), each of whom is at present a Director of the Company. If any nominee becomes unavailable for any reason before the election (which is not anticipated), the Proxy may be voted for such other person as may be determined by the Board of Directors of the Company.


    INFORMATION CONCERNING NOMINEES FOR DIRECTORS AND OTHER DIRECTORS

                                                  Shares
                                                  Beneficially  % of Total
                    Business Experience  Director Owned as of    Common
Name and Age        and Directorships    Since*   2/14/97 (1)    Stock

                      NOMINEES FOR ELECTION (CLASS II)

Robert M. Lovell    Director of Company;     1988     1,578 (2)    .08
(50)                Consultant - Health-
                    care; President -
                    Cortland Memorial
                    Hospital (4/86 to
                    6/96).

Richard J. Shay     Director of Company;     1988     1,530        .08
(64)                District Attorney -
                    Cortland County,
                    Cortland, New York.

Charles H.          Director of Company;     1993     3,100 (3)    .15
Spaulding (48)      Vice President -
                    George B. Bailey
                    Agency, Inc., Cortland,
                    New York (insurance
                    agency).

OTHER DIRECTORS**

David R. Alvord     President and Director   1979     5,407        .27
(56)                of Company; President,
                    Chief Executive Officer
                    and Director - First
                    National Bank of Cortland.

Harry D. Newcomb    Director of Company;     1979    12,150 (4)    .60
(68)                President - Newcomb
                    Motors, Inc., Cortland,
                    New York (automobile
                    dealer).

Donald S. Ames      Director of Company;     1986    74,400       3.69
(54)                President - Cortland
                    Laundry, Inc., Cortland,
                    New York (commercial
                    laundry).

Stuart E. Young     Director of Company;     1991       615        .03
(47)                Partner - Spruce-Eden
                    Farms (dairy farm);
                    President - Cortland
                    Bulk Milk Producers
                    Cooperative, Inc.

David J. Taylor     Director of Company;     1993     4,500        .22
(53)                President - Prosco
                    Products, Inc.,
                    Cortland, New York
                    (manufacturer's
                    representative/
                    distributor).

Mary Alice          Director of Company;     1994       308        .02
Bellardini          Mayor - Village of
(63)                Homer (4/87 to present);
                    Director - Blue Cross
                    and Blue Shield of
                    Central New York, Inc.
                    (health and hospitaliza-
                    tion insurance) (1984 to
                    1994); Director - HMO-
                    CNY, Inc. (health main-
                    tenance organization
                    (1995).

John H. Buck        Director of Company;     1994     2,280        .11
(51)                President - Buck
                    Environmental Laboratories,
                    Inc. (testing facility
                    for air, water, soil,
                    and waste).

All Directors and
Officers as a Group                                 106,176       5.27
(11 in Group)


* Year in which the Director was first elected to the Board of Directors of the Company or the Bank.

** Messrs. Newcomb, Young, and Buck, and Ms. Bellardini are members of Class III with terms expiring in 1998; Messrs. Alvord, Ames, and Taylor are members of Class I with terms expiring in 1999.

(1) Includes shares owned by family members residing in the same household as to which certain Directors disclaim beneficial ownership. Except as otherwise indicated the named Director has sole voting and sole investment power with respect to all of the indicated shares. Share amounts are rounded to the nearest whole number.

(2) Includes 402 shares owned by Mr. Lovell's daughter, Adrienne, pursuant to the Uniform Gift to Minors Act, of which Mr. Lovell has sole voting and investment power.

(3) Includes 2,792 shares owned by Mr. Spaulding's wife, Elizabeth, of which Mr. Spaulding disclaims any beneficial ownership.

(4) Includes 6,870 shares owned by Mr. Newcomb's wife, Muriel, of which Mr. Newcomb disclaims any beneficial ownership.


      ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

     Each Director of the Company is also a Director of the Bank. During 1996 there were six (6) regularly scheduled meetings and two
(2) special meetings of the Company's Board of Directors. There were twelve (12) regularly scheduled meetings of the Bank's Board of Directors. Each of the incumbent Directors of the Company attended at least seventy-five percent (75%) of the aggregate of all of the meetings of the Board of Directors and any committees on which the Director was a member.

     The Company's full Board of Directors nominates individuals for election to the Board. The Board will consider written recommendations from shareholders for nominees to be elected to the Board of Directors that are sent to the Secretary of the Company at the Company's address.

     Section 202 of the Company's Bylaws provides that nominations for Directors to be elected at an annual meeting of the Company's shareholders, except those made by the Board, must be submitted in writing to the Secretary of the Company not later than the close of business on the ninetieth (90th) day immediately preceding the date of the meeting. The notice must contain (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares that will be voted for each proposed nominee; (iv) the name and residence address of the notifying shareholder; and (v) the number of shares owned by the notifying shareholder. Nominations not made in accordance with this procedure may be disregarded by the presiding officer at the annual meeting, in his or her discretion.

     The Company's Executive Committee, which consists of Messrs. Alvord, Ames, Newcomb, and Shay, has the power to exercise all of the executive and supervisory powers of the entire Board of Directors in the interim between meetings of the Board of Directors. This Committee did not meet in 1996. The Company does not have any nominating, compensation, or audit committee. The Bank, however, does have a Trust Audit Committee, an Audit Committee, an Executive Committee, and a Compensation Committee. The Bank also has a Trust Committee, which met forty-one (41) times during 1996. A description of the Bank's Trust Audit, Audit, and Executive Committees follows.
A description of the Bank's Compensation Committee is set forth on pages 7-8.

Trust Audit Committee

     The Bank's Trust Audit Committee met one (1) time in 1996. The function of the committee is to review the audit of the Bank's Trust Department to determine whether income and expense is properly recorded, whether adequate internal controls and safeguards are maintained, and if any funds held in a fiduciary capacity remain uninvested or undistributed any longer than necessary.

     The Committee consists of the following Directors appointed by the President and approved by the Board of Directors: Charles H.
Spaulding, Stuart E. Young, and Mary Alice Bellardini.

Audit Committee

     The Bank's Audit Committee, which met ten (10) times in 1996, supervises the internal audit activities of the Bank and supervises and directs the Bank's auditors. The function of the Committee is to ensure that the Bank's activities are being conducted in accordance with law and the banking rules and regulations established by the Comptroller of the Currency, other regulatory and supervisory authorities, and in conformance with established policy. In addition, the Audit Committee recommends to the Board the services of a reputable certified public accounting firm. The Board of Directors then appoints the certified public accounting firm at the annual reorganization meeting of the Directors. The Committee receives and reviews the reports of the certified public accounting firm and presents them to the Board of Directors with comments and recommendations.

     The Committee consists of the following Directors appointed by the President and approved by the Board of Directors: Richard J.
Shay, Donald S. Ames, and Harry D. Newcomb.

Executive Committee

     The Bank's Executive Committee possesses and may exercise all the executive and supervisory powers of the entire Board of Directors of the Bank between meetings of the Board, subject to such restrictions and instructions as may from time to time be given to the Committee by the Board of Directors and except as the bylaws otherwise provide. The Committee met fifty (50) times in 1996.

     The Committee consists of the following Directors appointed by the President and approved by the Board of Directors: David R.
Alvord, Donald S. Ames, Harry D. Newcomb, and Richard J. Shay. The remaining Directors serve on a rotating basis.

Board of Directors Fees

     The Directors of the Company receive no compensation for serving in such capacity. Each Director of the Company is also a Director of the Bank. For the year 1996, members of the Bank's Board of Directors were compensated at the rate of $350.00 per meeting attended; members of the Bank's Executive Committee were compensated $75.00 per committee meeting attended; and members of the Bank's Compensation Committee were compensated $200.00 per meeting attended. For the year 1997, members of the Bank's Board of Directors are being compensated at the rate of $350.00 per meeting attended; members of the Bank's Executive Committee, other than Mr. Alvord, are being compensated $100.00 per meeting attended; and members of the Bank's Compensation Committee are being compensated $200.00 per meeting attended. In addition, beginning in 1997, Directors' compensation will be increased by $1,000, in the form of an annual retainer fee. This retainer fee shall not apply to Mr. Alvord.

Deferred Compensation Agreement

     Effective December 31, 1991, the Bank adopted a Deferred Compensation Agreement with its Directors. The purpose of the Agreement is to provide Directors with the option to defer the receipt of all or a portion of their director's fees. The election must be made on or before December 31st of the year preceding the year in which the fees are to be paid. Once made, the election will remain in effect until revoked by the individual Director. All amounts deferred pursuant to the Agreement will be credited with interest each month at the rate being paid on one (1) year U.S. Treasury Notes as of January 1st of the particular year.

     Upon a Director no longer being a member of the Bank's Board, all amounts deferred by the Director plus any earnings thereon shall be paid, at the Director's election, over a period of ten (10) years or in a lump sum. A Director may elect to defer commencement of any installment payments for up to five (5) years following his or her termination as a member of the Board.

     During 1996, two (2) Directors participated in the deferred compensation arrangement. These Directors deferred a total of $14,900 in director's fees.


                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation paid by the Bank to the Chief Executive Officer and the other most highly compensated executive officers whose salary and bonus exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                                  Long Term
                                                 Compensation
                            Annual Compensation     Payouts

Name and                                                        All Other
Principal                                           LTIP        Compensation
Position             Year   Salary($) Bonus($)(1) Payouts($)(2)    ($)(3)

David R.Alvord       1996  153,000    16,830         -             77,247
President &          1995  150,000    15,000       20,000         105,220
Chief Executive      1994  141,000    21,150         -             90,906
Officer




(1) Paid to Mr. Alvord under the one (1) year Executive Incentive Compensation Plan described on pages 10-11.

(2) Paid to Mr. Alvord under the three (3) year Executive Incentive Compensation Plan described on pages 10-11.

(3) Includes the following amounts for Mr. Alvord for 1996: $7,500 for the 1996 contribution to the Employee Salary Savings Plan - 401K; $6,000 for the 1996 contribution to the pension plan; $59,547 for the 1996 contribution to the Excess Benefit Plan described on pages 9-10; and $4,200 for Director meeting fees during 1996.


                   BOARD COMPENSATION COMMITTEE
                 REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Bank meets semi-annually to conduct a comprehensive performance review of all Bank officers and to recommend the annual base remuneration for the Bank's officers to the Board of Directors. The Committee considers each officer's performance as measured against that individual's job description.

     In recommending the base annual salary for the chief executive officer, the Committee considers overall asset quality, earnings, capital adequacy, peer group and industry comparisons, general economic trends and total return to the Company's shareholders. The Committee believes that Mr. Alvord has performed exceptionally well in each of the above measurable categories, and that the Company's (and the Bank's) success is due, in large part, to his efforts. Mr. Alvord does not participate in the determination of his annual compensation.

     The Committee meets separately to consider award payments under the Bank's Executive Incentive Compensation Plan. Under this plan certain designated officers are considered for annual and three (3) year incentive payments based on prior goals established by the Board of Directors for return on assets. A description of this plan is found on pages 10-11.

     The Compensation Committee is appointed by the President and is approved by the Board of Directors. Its members presently consist of:

                             Donald S. Ames
                             Robert M. Lovell
                             David J. Taylor
                             Harry D. Newcomb
                             John H. Buck


Stock Performance Graph

     The following graph compares cumulative total returns (assuming reinvestment of dividends) on the Company's common stock against the Standard & Poor's Composite 500 Stock Index (S&P 500) and the National Association of Securities Dealers Automated Quote System (NASDAQ) bank stocks for the five-year period ended December 31, 1996.




                Comparison of Five Year Cumulative Total
                 Return of CFFC, S&P 500 & NASDAQ Banks


[Graph inserted Here]


                 1991    1992    1993   1994   1995   1996

NASDAQ Banks     100     146     166    165    246    326
CFFC             100     109     183    271    269    320
S&P 500          100     108     118    120    165    203



Employment Agreement

     Effective January 1, 1994, the Company and the Bank entered into an agreement with Mr. Alvord providing for his continued services through December 31, 2000, at a minimum base salary of $133,000 per year. The agreement provides that it may be terminated by Mr. Alvord at any time during the first six (6) months following a "Change in Control" of the Company or the Bank. A Change in Control is defined as (i) the sale, exchange or other disposition by either the Company or the Bank of all or substantially all of its assets either to a single purchaser or to a group of affiliated purchasers in one transaction or a series of related transactions pursuant to a common plan; (ii) the sale, exchange or other disposition in one transaction or in a series of related transactions pursuant to a common plan by either the Company or the Bank of at least twenty-five percent (25%) of its issued and outstanding shares; or (iii) the merger, consolidation or other combination of either the Company or the Bank, where the existing shareholders receive less than fifty-one percent (51%) of the outstanding voting stock of the new or continuing entity. In the event of such a termination, Mr. Alvord will be entitled to receive an amount equal to three (3) times his then base salary, plus the amount of any taxes or other charges which may be imposed upon Mr. Alvord pursuant to the Internal Revenue Code as a result of any "excess parachute payments."

Pension Benefits

     The Bank has a non-contributory pension plan, in which an employee is eligible to participate upon attaining age twenty-one (21) and completion of twelve (12) months consecutive service during which the employee worked 1,000 or more hours of service. The Bank's contribution is determined according to a formula based on years of service with the Bank. The Bank's contribution to the Plan in 1996 and 1995 totaled $109,295 and $128,129, respectively. Contributions to the plan in 1996 were $6,000 for Mr. Alvord.

Excess Benefit Plan

     Effective January 1, 1991, the Board of Directors of the Bank approved the adoption of an Excess Benefit Plan for David R. Alvord (the "Excess Plan"). Its purpose is to provide Mr. Alvord with retirement benefits in addition to those benefits provided pursuant to the Bank's pension plan.

     Under the terms of the Excess Plan, Mr. Alvord is entitled to receive, upon retirement at age sixty-five (65), an amount equal to eighty percent (80%) of his then Average Base Compensation increased by the amount of the Accumulated Fund expressed as a straight life annuity and reduced by the sum of: (a) the annual benefit to be provided Mr. Alvord pursuant to the Bank's pension plan expressed as a straight life annuity; (b) the annual benefit to be provided from the vested portion of the Bank's contributions to Mr. Alvord's account balance in the Bank's 401-K Plan as if such balance were to be paid in the straight life annuity; and (c) an amount equal to Mr. Alvord's primary social security benefit expressed in the form of a straight life annuity. The Accumulated Fund is the amount that would have been contributed to the Bank's pension plan on Mr. Alvord's behalf, but for the limitation imposed by Section 401(a)(4) of the Internal Revenue Code. The Accumulated Fund is deemed to have earned interest each year at the same rate of return actually earned for such year by the Bank's pension plan.

     Under the original terms of the Excess Plan, the amount of the benefit to be paid to Mr. Alvord was to be reduced in the event he retired before age sixty-five (65). The amount of the reduction was based on a fraction, the numerator of which was the number of years remaining until Mr. Alvord reaches age sixty-five (65), and the denominator of which was the total number of years of service Mr. Alvord would have had if he had continued to work until such age. In addition, certain actuarial reductions were to be applied to reflect the early commencement of payments. Effective January 1, 1994, the Excess Plan was amended to provide that no reduction will be made, whether to reflect remaining years of service to age sixty-five (65) or to reflect the early commencement of payments, in the event such retirement is the result of Mr. Alvord's retirement on or after the expiration of his Employment Agreement (presently December 31, 2000), Mr. Alvord's disability, a termination of Mr. Alvord's employment by the Bank without cause, the occurrence of an event which gives Mr. Alvord the right to terminate his employment under the Employment Agreement (e.g., a Change in Control or a material reduction in Mr. Alvord's authority), or Mr. Alvord's death. If Mr. Alvord retires before age sixty (60), no benefits are payable under the Excess Plan unless such retirement is the result of a Change in Control, a material reduction in Mr. Alvord's authority, Mr. Alvord's disability, or a termination by the Bank of Mr. Alvord's employment without cause.

     For purposes of the Excess Plan, the term "Change in Control" means a sale by the Company or the Bank of all or substantially all of its assets, or any individual or entity acquiring at least twenty-five percent (25%) of those securities of the Bank entitled to vote for the election of directors. "Average Base Compensation" is generally defined as Mr. Alvord's average salary for the thirty-six
(36) month period immediately preceding his retirement, including any elective contributions to the 401-K Plan and annual bonus, but excluding any bonuses paid pursuant to the Bank's Executive Incentive Compensation Plans and the value of any employee benefits paid on Mr. Alvord's behalf.

     In order to fund its liability under the Excess Plan, effective January 1, 1995, the Bank established the "First National Bank of Cortland Excess Benefit Trust for the Benefit of David R. Alvord." Each year the Bank will contribute such amount to the Trust so that the balance of the Trust will equal the actuarial value of the estimated benefit payable to Mr. Alvord pursuant to the Excess Plan. The initial contribution to the Trust was $118,000. The contribution for 1996 was $59,547.

Employee 401K Savings Plan

     The Bank has an Employee Salary Savings Plan - 401K. The Bank's contributions to the 401K Plan are made according to a schedule of matching employee contributions and are made as accrued. The Bank's contributions to the Plan for 1996 and 1995 were $98,072 and $94,752, respectively. Contributions to the plan in 1996 were $7,500 for Mr. Alvord.

Executive Incentive Compensation Plan

     In 1987, the Board of Directors of the Bank approved the adoption of an Executive Incentive Compensation Plan (the "Plan"). Its purpose is to enhance the Bank's performance and to further its long-term objectives by providing certain key employees with financial incentives. The Plan was implemented beginning in calendar year 1989.

     Under the terms of the Plan, at the beginning of each year the Board of Directors establishes target performance goals for the Bank for both the current year and for the next three (3) years. If, in the opinion of the Board, the one (1) year goal is met, eligible employees could be entitled to receive such awards as are determined by the Board of Directors. The annual award fund for distribution to plan participants may not exceed fifteen percent (15%) of participating base payroll, exclusive of any overtime pay, bonuses or fringe benefits. Similarly, if the three (3) year goal is met, participants could be entitled to an additional award payment as determined by the Board of Directors. Such award fund may not exceed fifteen percent (15%) of the average base salaries during the three
(3) year performance period.

     Participation in the Plan is designed to include the Bank's President, Chief Executive Officer, Function Managers, and those other employees who, in the opinion of the Board, contribute significantly to the profitability of the Bank. Plan awards are paid either in cash at the end of the applicable one (1) year or three (3) year performance period or, at the election of the participating employee, may be deferred until a later specified date.

     The target performance objective for 1996 was a return on average assets of 1.35%. The target performance objective for the three (3) year award was previously established at 1.35%. A second criterion for the three (3) year award requires that the Company's average return on average assets equal or exceed a selected peer group average return on average assets.


     A total of $62,280 was accrued for the year 1996 in connection with the one (1) year goal for all executive officers as a group. Of this amount, a total of $16,830 was earned by Mr. Alvord. The total accrual in connection with the Plan for both the one (1) and three (3) year goals was $108,990 for 1996 and $60,030 for 1995.


      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     In April 1996, the Company learned that certain reports required by Section 16(a) of the Securities Exchange Act of 1934 had inadvertently not been filed with the United States Securities and Exchange Commission (the "Commission") - specifically Form 3 (Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Changes in Beneficial Ownership), and Form 5 (Annual Statement of Beneficial Ownership of Securities). These reports are required to be filed by the directors and certain officers of a public company upon their initially becoming a director or officer (as applicable), and upon any changes in their beneficial ownership of the public company's stock. In addition, the failure to file these reports was not properly documented in several of the Company's Annual Reports on Forms 10-K and Definitive Proxy Statements, as filed with the Commission.

     Shortly after the discovery, the Company notified the Commission of these oversights and arranged for the required filings to be made. In December 1996, the Company and Mr. Ames and Frederick G. Compagni (a former director) each executed Offers of Settlement with the Commission. The Offers of Settlement essentially provide that the Company and Messrs. Ames and Compagni will comply with its and their respective filing requirements in the future. The Offers of Settlement were accepted by the Commission in January 1997. The Company believes that all Section 16(a) reports required by its directors and executive officers since April 1996 have been filed on a timely basis.

     The following table sets forth the total number of late Section 16(a) reports, the number of transactions that were not reported on a timely basis, and any known failure to file a required Form for each person who was a director or officer required to file reports under
Section 16(a) or beneficial owner of more than 10% of the Company's common stock during the past fiscal year:


                   Number of Forms Filed Late

                                          No. of
                                        Transactions
                                         Reported      No. of Forms
                    Form 3    Form 4     Untimely      Not Filed (1)

Robert M. Lovell      1         3             6             2
Richard J. Shay       1         5             8             3
Charles H.
  Spaulding (2)       1         4             8             0
David R. Alvord       1        16            19             3
Harry D. Newcomb (3)  1         2            12             2
Donald S. Ames        1        23            28             5
Stuart E. Young       1         2             5             1
David J. Taylor       1         4             5             2
Mary Alice
  Bellardini          1         3             4             0
John H. Buck          1         3             4             1
Bob Derksen           1         3             6             2

(1) In each case, the Form involved was a Form 5 - Annual Statement of Beneficial Ownership of Securities. The information required to be included on the Forms 5 was included on the late Forms 4 for each of the above individuals.

(2) Includes transactions of Mr. Spaulding's wife, Elizabeth. Mr. Spaulding disclaims any beneficial ownership of Elizabeth
     Spaulding's shares.

(3) Includes transactions of Mr. Newcomb's wife, Muriel. Mr. Newcomb disclaims any beneficial ownership of Muriel Newcomb's shares.


                   TRANSACTIONS WITH MANAGEMENT

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with many of its Directors, officers and their associates. The maximum aggregate extensions of credit to Directors and executive officers and their related interests since the beginning of 1996 was $4,315,133, or 17.19% of the Bank's total equity capital. As of December 31, 1996, such indebtedness totaled $4,182,612, or 15.7% of the Bank's equity capital. All extensions of credit to such persons have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of the management of the Bank, do not involve more than a normal risk of collectibility or present other unfavorable features.


             RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     At its last organizational meeting the Board reappointed Coopers & Lybrand L.L.P. as the Company's independent auditors for the year ending December 31, 1996. This appointment was based upon the recommendation of the Audit Committee. An independent auditor has not yet been selected for the Company's current year.

     A representative of Coopers & Lybrand L.L.P. is not expected to be present at the Annual Meeting of Shareholders. In the event a representative does attend, such representative will have an opportunity to make a statement if so desired, and to respond to appropriate questions.


                           ANNUAL REPORT

     The Annual Report of the Company, including financial statements for the year 1996, is being sent to shareholders with this Proxy Statement. Copies of the Annual Report will be furnished to any shareholder upon written request to Donald S. Ames, Secretary, Cortland First Financial Corporation, No. 65 Main Street, Cortland, New York 13045.

              SUBMISSION OF PROPOSALS BY SHAREHOLDERS

     If shareholder proposals are to be considered by the Company for inclusion in a proxy statement for a future meeting of the Company's shareholders, such proposals must be submitted on a timely basis and must meet the requirements established by the Securities and Exchange Commission for shareholder proposals. Shareholder proposals for the Company's 1998 Annual Meeting of Shareholders will not be deemed to be timely submitted unless they are received by the Company at its principal executive offices by October 31, 1997. Such shareholder proposals, together with any supporting statements, should be directed to the Secretary of the Company. Shareholders submitting proposals are urged to submit their proposals by certified mail, return receipt requested.


                           OTHER MATTERS

     The Board of Directors is not aware of any matters other than those indicated above that will be presented for action at the meeting. The enclosed Proxy gives discretionary authority, however, in the event any other matter may properly come before the meeting.


                                   By Order of the Board of Directors



                                   Donald S. Ames
                                   Secretary

Dated:  February 28, 1997

                               PROXY

                CORTLAND FIRST FINANCIAL CORPORATION
          THIS PROXY IS SOLICITED BY BOARD OF DIRECTORS FOR
           ANNUAL MEETING OF SHAREHOLDERS, MARCH 31, 1997

     The undersigned hereby appoints David R. Alvord, Donald S. Ames, and Harry D. Newcomb, and each of them, as proxies, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Cortland First Financial Corporation (the "Company") to be held at the office of the Company at 65 Main Street, in the City of Cortland, Cortland County, New York, on the 31st of March 1997, at 1:00 p.m. and at any adjournment or adjournments thereof, and to vote all shares of stock as designated on the reverse side, which the undersigned may be entitled to vote at such Meeting, and with all other powers which the undersigned would possess if personally present.

  CONTINUED, AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE

[x]  Please mark your votes as indicated in this example.

(1)  ELECTION OF DIRECTORS

FOR all nominees       WITHHOLD AUTHORITY    Nominees:
listed at right        to vote for all       Robert M. Lovell
(except as withheld    nomineese at right    Richard J. Shay
in the space below)                          Charles H. Spaulding

     [   ]                    [  ]


(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


          ______________________________________________


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy will be voted as directed but, if no direction is indicated, it will be voted FOR the election of Directors.

PLEASE SIGN AND DATE BELOW, AND RETURN



Signature(s) of Shareholder(s)___________________________________
Date:______________, 1997


NOTE: Please sign exactly as name appears above and where shares are held jointly each holder should sign. When signing as attorney, administrator, executor, trustee, guardian, or other fiduciary, please give your full title. If signing for a corporation, please indicate your office.